Two Harbors Investment Corp. Reports Third Quarter 2015 Financial Results
Quarter Highlighted by Growth of Operational Businesses

NEW YORK, November 4, 2015 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended September 30, 2015.

Summary

•	Sponsored two securitizations, issuing securities backed by approximately $605.9 million unpaid principal balance (UPB) of prime jumbo residential mortgage loans.

•	Added senior and mezzanine commercial real estate loans with an aggregate carrying value of $245.3 million at September 30, 2015.

•	Repurchased 1.4 million shares of common stock at an average price of $8.96 per share, which was accretive to book value.

•	Reported Core Earnings of $79.4 million, or $0.22 per weighted average common share.(1)

•	Generated an aggregate portfolio yield of 4.14% and a net interest margin of 2.83% for the quarter ended September 30, 2015.

•
Reported book value was $10.30 per common share, representing a (2.3%)(2) total return on book value after accounting for a dividend of $0.26 per share, bringing the total return on book value for the first nine months of 2015 to (0.2%).(3)

•	Incurred a Comprehensive Loss of $92.8 million, a return on average equity of (9.4%), or ($0.25) per weighted average common share.

“We achieved several key stated goals in the third quarter with respect to our operational businesses,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “Notably, we increased our capital allocation to our mortgage loan conduit, MSR and commercial real estate franchises to 30%. As we strive to be an industry leader and bring innovative capital solutions to the U.S. real estate market, we are quite proud of our achievements in this regard during the quarter.”

(1)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

(2)
Return on book value for the quarter ended September 30, 2015 is defined as the decrease in book value from June 30, 2015 to September 30, 2015 of $0.51, plus the dividend declared of $0.26 per share, divided by June 30, 2015 book value of $10.81 per share.

(3)
Return on book value for the nine months ended September 30, 2015 is defined as the decrease in book value from December 31, 2014 to September 30, 2015 of $0.80, plus dividends declared of $0.78, divided by the December 31, 2014 book value of $11.10 per share.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2015:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
Earnings	Earnings	Per weighted share	Annualized return on average equity	Earnings	Per weighted share	Annualized return on average equity
Core Earnings(1)	$79,416	$0.22	8.1%	$253,648	$0.70	8.4%
GAAP Net (Loss) Income	$(34,790)	$(0.09)	(3.5)%	$281,504	$0.77	9.3%
Comprehensive Loss	$(92,821)	$(0.25)	(9.4)%	$(1,284)	$(0.00)	(0.0)%

Operating Metrics
Dividend per common share	$0.26
Book value per share at period end	$10.30
Other operating expenses as a percentage of average equity	1.6%
________________

(1)	Please see page 13 for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended September 30, 2015 of $79.4 million, or $0.22 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended June 30, 2015 of $80.2 million, or $0.22 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 8.1% and 7.9% for the quarters ended September 30, 2015 and June 30, 2015, respectively.

For the third quarter of 2015, the company recognized:

•	net realized gains on RMBS and residential mortgage loans held-for-sale of $62.4 million, net of tax;

•	net unrealized gains on RMBS and residential mortgage loans held-for-sale of $4.4 million, net of tax;

•	net losses of $49.0 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized losses of $89.1 million, net of tax, associated with interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank of Des Moines (FHLB) advances;

•	net realized and unrealized losses on other derivative instruments of approximately $2.7 million, net of tax;

•	net realized and unrealized gains on consolidated financing securitizations of $1.1 million, net of tax;

•	a net decrease in fair value of $54.7 million(2) on MSR, net of tax; and

•	securitization deal costs of $1.7 million, net of tax.

(2)
Decrease in fair value on MSR, net of tax, of $54.7 million is comprised of a decrease in fair value of $39.2 million, net of tax, excluded from Core Earnings and $15.5 million, net of tax, of estimated amortization included in Core Earnings

The company reported a GAAP Net Loss of $34.8 million, or ($0.09) per weighted average common share outstanding, for the quarter ended September 30, 2015, as compared to GAAP Net Income of $221.5 million, or $0.60 per weighted average common share outstanding, for the quarter ended June 30, 2015. On a GAAP Net Income basis, the company recognized an annualized return on average equity of (3.5%) and 21.8% for the quarters ended September 30, 2015 and June 30, 2015, respectively.

The company reported a Comprehensive Loss of $92.8 million, or ($0.25) per weighted average common share outstanding, for the quarter ended September 30, 2015, as compared to Comprehensive Income of $2.7 million, or $0.01 per weighted average common share outstanding, for the quarter ended June 30, 2015. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of (9.4%) and 0.3% for the quarters ended September 30, 2015 and June 30, 2015, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended September 30, 2015. The annualized dividend yield on the company’s common stock for the quarter, based on the September 30, 2015 closing price of $8.82, was 11.8%.

The company’s book value per share, after taking into account the third quarter 2015 dividend of $0.26 per share, was $10.30 as of September 30, 2015, compared to $10.81 as of June 30, 2015, which represented a total return on book value for the quarter of (2.3%).(1)

Other operating expenses for the quarter ended September 30, 2015 were approximately $16.1 million, or 1.6% of average equity, compared to approximately $15.8 million, or 1.6% of average equity, for the quarter ended June 30, 2015.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale, net economic interests in consolidated securitization trusts and commercial real estate loans held-for-investment. As of September 30, 2015, the total value of the company’s portfolio was $14.1 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $9.7 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of September 30, 2015. The credit strategy consisted of $4.1 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans, as well as their associated notional hedges as of September 30, 2015. The commercial real estate strategy consisted of senior and mezzanine loans with an aggregate carrying value of $290.9 million as of September 30, 2015.

For the quarter ended September 30, 2015, the annualized yield on the company’s average aggregate portfolio was 4.14% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.31%. This resulted in a net interest rate spread of 2.83%.

(1)
Return on book value for the quarter ended September 30, 2015 is defined as the decrease in book value from June 30, 2015 to September 30, 2015 of $0.51, plus the dividend declared of $0.26 per share, divided by June 30, 2015 book value of $10.81 per share.

RMBS and Agency Derivatives
For the quarter ended September 30, 2015, the annualized yield on average RMBS and Agency Derivatives was 4.1%, consisting of an annualized yield of 3.3% in Agency RMBS and Agency Derivatives and 7.8% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 9.7% for Agency RMBS and Agency Derivatives held as of September 30, 2015, compared to 9.0% for those securities held as of June 30, 2015. The weighted average cost basis of the principal and interest Agency portfolio was 108.0% of par as of both September 30, 2015 and June 30, 2015. The net premium amortization was $34.7 million and $40.3 million for the quarters ended September 30, 2015 and June 30, 2015, respectively.

The company experienced a three-month average CPR of 6.9% for non-Agency principal and interest RMBS held as of September 30, 2015, as compared to 6.0% for those securities held as of June 30, 2015. The weighted average cost basis of the non-Agency portfolio was 63.7% of par as of September 30, 2015, compared to 63.0% of par as of June 30, 2015. The discount accretion was $24.1 million for the quarter ended September 30, 2015, compared to $25.3 million for the quarter ended June 30, 2015. The total net discount remaining was $1.3 billion as of September 30, 2015, compared to $1.5 billion as of June 30, 2015, with $0.5 billion designated as credit reserve as of September 30, 2015.

As of September 30, 2015, fixed-rate investments composed 80.5% and adjustable-rate investments composed 19.5% of the company’s RMBS and Agency Derivatives portfolio.

As of September 30, 2015, the company had residential mortgage loans held-for-investment with a carrying value of $3.0 billion and the company’s collateralized borrowings had a carrying value of $2.0 billion, resulting in net economic interests in consolidated securitization trusts of $987.8 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans with UPB totaling $48.1 billion. The MSR had a fair market value of $447.3 million as of September 30, 2015, and recognized unrealized losses of $61.5 million during the quarter ended September 30, 2015.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $32.0 million of servicing income, $6.8 million of servicing expenses and $0.4 million in reserve expense for representation and warranty obligations during the quarter ended September 30, 2015.

Residential Mortgage Loans Held for Sale
As of September 30, 2015, the company held prime jumbo residential mortgage loans with a fair market value of $714.7 million and had outstanding purchase commitments to acquire an additional $501.2 million UPB of residential mortgage loans, subject to fallout if the loans do not close. For the quarter ended September 30, 2015, the annualized yield on the prime jumbo residential mortgage loan portfolio was 3.9%, compared to 3.8% for the quarter ended June 30, 2015.

During the quarter, the company completed two securitizations, Agate Bay Mortgage Trust 2015-5 and Agate Bay Mortgage Trust 2015-6. The trusts issued securities backed by approximately $605.9 million UPB of prime jumbo residential mortgage loans.

Commercial Real Estate
As previously disclosed, the company intends to allocate $500 million in equity capital to its commercial real estate initiative. As of September 30, 2015, the company held senior and mezzanine commercial real estate loans with an aggregate carrying value of $290.9 million. The company expected to deploy the remainder of this capital allocation in the fourth quarter of 2015 and into 2016.

Other Investments and Risk Management Derivatives
The company held $782.0 million notional of net long TBAs as of September 30, 2015, which are accounted for as derivative instruments in accordance with GAAP.

As of September 30, 2015, the company was a party to interest rate swaps and swaptions with a notional amount of  $24.0 billion. Of this amount, $8.0 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $6.0 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $10.0 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2015
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$8,911,071	63.2%
Hybrid ARMs	114,929	0.8%
Total Agency	9,026,000	64.0%
Agency Derivatives	170,883	1.2%
Mortgage servicing rights	447,345	3.2%
Ginnie Mae buyout residential mortgage loans	42,368	0.3%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,655,785	11.7%
Mezzanine Bonds	744,843	5.3%
Non-Agency Other	6,567	0.1%
Total Non-Agency	2,407,195	17.1%
Net Economic Interest in Securitization(1)	987,817	7.0%
Residential mortgage loans held-for-sale	725,640	5.1%
Commercial real estate loans held-for-investment	290,910	2.1%
Aggregate Portfolio	$14,098,158
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics	Three Months Ended September 30, 2015
	(unaudited)
Annualized portfolio yield during the quarter	4.14%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.3%
Credit Strategy
Non-Agency RMBS, Legacy(1)	8.6%
Non-Agency RMBS, New issue(1)	4.1%
Net economic interest in securitizations	4.9%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	3.9%
Credit sensitive residential mortgage loans	4.7%
Commercial Strategy	7.9%

Annualized cost of funds on average borrowing balance during the quarter(2)	1.31%
Annualized interest rate spread for aggregate portfolio during the quarter	2.83%
Debt-to-equity ratio at period-end(3)	3.1	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of September 30, 2015
Weighted average cost basis of principal and interest securities
Agency(4)	$107.98
Non-Agency(5)	$63.66
Weighted average three month CPR
Agency	9.7%
Non-Agency	6.9%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	80.5%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	19.5%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up-to and including 2009. New issue non-Agency RMBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate loans held-for-investment and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $58.98 at September 30, 2015.

“In the third quarter we sponsored two Agate Bay securitizations, increased our MSR investments and added eight commercial real estate loans,”  stated Bill Roth, Two Harbors’ Chief Investment Officer. “These developments highlight our commitment to growing our operational businesses, as they have the potential to drive long-term stockholder returns.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate loans held-for-investment divided by total equity, of 3.1:1.0 as of both September 30, 2015 and June 30, 2015, respectively.

As of September 30, 2015, the company had outstanding $8.0 billion of repurchase agreements funding RMBS, Agency Derivatives and residential mortgage loans held-for-sale with 21 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 0.87% and weighted average remaining maturity of 57 days as of September 30, 2015.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of September 30, 2015, TH Insurance had $3.7 billion in outstanding secured advances, with a weighted average borrowing rate of 0.38% and a weighted average of 12.9 years to maturity, and had an additional $290.0 million of available uncommitted credit for borrowings.

As of September 30, 2015, the company’s aggregate repurchase agreements and FHLB advances funding RMBS, Agency Derivatives and residential mortgage loans held-for-sale had a weighted average of 4.2 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of September 30, 2015
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$8,647,146
Mortgage servicing rights	—
Non-Agency RMBS	1,665,645
Net economic interests in consolidated securitization trusts(1)	807,242
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	550,040
Credit sensitive residential mortgage loans	—
Commercial real estate loans held-for-investment	22,855
$11,692,928

Cost of Funds Metrics	Three Months Ended September 30, 2015
(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.7%
Agency RMBS and Agency Derivatives	0.5%
Mortgage servicing rights	—%
Non-Agency RMBS	1.9%
Net economic interests in consolidated securitization trusts(1)	0.7%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	0.4%
Credit sensitive residential mortgage loans	—%
Commercial real estate loans held-for-investment	2.0%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with U.S. GAAP.

Share Repurchase Program
During the third quarter, the company repurchased 1.4 million shares of its common stock pursuant to its share repurchase program at an average price of $8.96 per share, which was accretive to book value, for a total cost of $12.5 million. Through September 30, 2015, the company had repurchased 3.8 million shares for a total cost of $36.4 million pursuant to its share repurchase program, with an additional 21.2 million shares remaining available for purchase.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 5, 2015 at 9:00 a.m. EST to discuss third quarter 2015 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 50181271, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on November 5, 2015, through 12:00 a.m. EST on November 12, 2015. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 50181271. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Investor and Media Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.hugen@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$11,433,195	$14,341,102
Trading securities, at fair value	—	1,997,656
Residential mortgage loans held-for-sale, at fair value	768,008	535,712
Residential mortgage loans held-for-investment in securitization trusts, at fair value	2,978,586	1,744,746
Commercial real estate loans held-for-investment	290,910	—
Mortgage servicing rights, at fair value	447,345	452,006
Cash and cash equivalents	811,839	1,005,792
Restricted cash	384,029	336,771
Accrued interest receivable	56,250	65,529
Due from counterparties	47,069	35,625
Derivative assets, at fair value	296,731	380,791
Other assets	271,351	188,579
Total Assets	$17,785,313	$21,084,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$7,982,928	$12,932,463
Collateralized borrowings in securitization trusts, at fair value	1,990,769	1,209,663
Federal Home Loan Bank advances	3,710,000	2,500,000
Derivative liabilities, at fair value	81,473	90,233
Due to counterparties	78,385	124,206
Dividends payable	95,459	95,263
Other liabilities	73,561	64,439
Total Liabilities	14,012,575	17,016,267

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 366,156,759 and 366,395,920 shares issued and outstanding, respectively	3,662	3,664
Additional paid-in capital	3,806,323	3,811,027
Accumulated other comprehensive income	573,001	855,789
Cumulative earnings	1,474,049	1,195,536
Cumulative distributions to stockholders	(2,084,297)	(1,797,974)
Total Stockholders’ Equity	3,772,738	4,068,042
Total Liabilities and Stockholders’ Equity	$17,785,313	$21,084,309

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$116,318	$123,056	$369,972	$374,574
Trading securities	—	4,308	8,676	8,174
Residential mortgage loans held-for-sale	9,479	5,268	21,268	12,553
Residential mortgage loans held-for-investment in securitization trusts	24,841	9,526	64,908	25,180
Commercial real estate loans held-for-investment	1,947	—	2,841	—
Cash and cash equivalents	249	145	667	506
Total interest income	152,834	142,303	468,332	420,987
Interest expense:
Repurchase agreements	18,235	17,509	58,198	56,684
Collateralized borrowings in securitization trusts	15,562	5,678	39,401	16,623
Federal Home Loan Bank advances	3,282	1,531	8,012	2,439
Total interest expense	37,079	24,718	105,611	75,746
Net interest income	115,755	117,585	362,721	345,241
Other-than-temporary impairment losses	(238)	—	(535)	(212)
Other income:
Gain on investment securities	64,123	59,471	263,512	58,504
(Loss) gain on interest rate swap and swaption agreements	(171,656)	28,519	(253,147)	(193,028)
(Loss) gain on other derivative instruments	(455)	6,056	(2,972)	(12,345)
Gain (loss) on residential mortgage loans held-for-sale	16,040	(2,387)	18,300	6,233
Servicing income	32,010	32,264	94,613	96,573
Loss on servicing asset	(61,549)	(10,711)	(96,317)	(73,042)
Other income (loss)	2,201	(1,515)	(16,265)	19,948
Total other (loss) income	(119,286)	111,697	7,724	(97,157)
Expenses:
Management fees	12,617	12,258	38,024	36,559
Securitization deal costs	2,676	3,355	7,771	3,355
Servicing expenses	7,234	12,513	19,849	24,595
Other operating expenses	16,150	12,424	48,032	41,281
Total expenses	38,677	40,550	113,676	105,790
(Loss) income before income taxes	(42,446)	188,732	256,234	142,082
Benefit from income taxes	(7,656)	(4,858)	(25,270)	(62,020)
Net (loss) income	$(34,790)	$193,590	$281,504	$204,102
Basic and diluted (loss) earnings per weighted average common share	$(0.09)	$0.53	$0.77	$0.56
Dividends declared per common share	$0.26	$0.26	$0.78	$0.78
Basic and diluted weighted average number of shares of common stock outstanding	367,365,973	366,118,866	366,985,731	365,938,150

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Comprehensive (loss) income:
Net (loss) income	$(34,790)	$193,590	$281,504	$204,102
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(58,031)	(40,982)	(282,788)	331,913
Other comprehensive (loss) income	(58,031)	(40,982)	(282,788)	331,913
Comprehensive (loss) income	$(92,821)	$152,608	$(1,284)	$536,015

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015		2014
	(unaudited)		(unaudited)
Reconciliation of net (loss) income to Core Earnings:

Net (loss) income	$(34,790)	$193,590	$281,504		$204,102

Adjustments for non-core earnings:
Gain on sale of securities and residential mortgage loans, net of tax	(62,372)	(68,432)	(270,532)		(64,728)
Unrealized (gain) loss on securities and residential mortgage loans held-for-sale, net of tax	(4,444)	10,479	4,944		2,792
Other-than-temporary impairment loss, net of tax	238	—	535		212
Realized loss on termination or expiration of swaps and swaptions, net of tax	48,972	28,100	112,570		34,480
Unrealized loss (gain) on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	89,062	(83,620)	42,308		54,733
Loss on other derivative instruments, net of tax	2,656	713	10,228		14,085
Realized and unrealized (gain) loss on financing securitizations, net of tax	(1,108)	2,159	19,387		(18,983)
Realized and unrealized loss (gain) on mortgage servicing rights, net of tax	39,209	(6,482)	47,949		27,342
Securitization deal costs, net of tax	1,740	2,181	5,051		2,181
Amortization of business combination intangible assets, net of tax	—	—	—		346
Change in representation and warranty reserve, net of tax	253	4,138	(296)		4,138
Core Earnings(1)	$79,416	$82,826	$253,648	(2)	$260,700

Weighted average shares outstanding	367,365,973	366,118,866	366,985,731		365,938,150

Core Earnings per weighted average share outstanding	$0.22	$0.23	$0.70		$0.71
________________

(1)
Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

(2)
Effective July 1, 2015, we refined the MSR amortization methodology utilized for Core Earnings. If this methodology was applied retroactively to the first 6 months of 2015, it would have resulted in an additional $8.6 million expense, net of tax, or $0.03 per weighted average share for that period.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(unaudited)
Net Interest Income:
Interest income	$152.8	$152.5	$163.0	$156.2	$142.3
Interest expense	37.0	35.0	33.5	31.7	24.7
Net interest income	115.8	117.5	129.5	124.5	117.6
Other income:
Interest spread on interest rate swaps	(19.4)	(26.2)	(27.5)	(32.2)	(26.8)
Interest spread on other derivative instruments	5.6	6.4	7.7	7.0	7.1
Servicing income, net of amortization(1)	10.8	17.2	19.1	17.9	17.6
Other income	1.1	1.0	1.0	0.7	0.6
Total other (loss) income	(1.9)	(1.6)	0.3	(6.6)	(1.5)
Expenses	35.6	35.3	35.4	33.7	30.8
Core Earnings before income taxes	78.3	80.6	94.4	84.2	85.3
Income tax (benefit) expense	(1.1)	0.4	0.3	1.1	2.5
Core Earnings	$79.4	$80.2	$94.1	$83.1	$82.8
Basic and diluted weighted average Core EPS	$0.22	$0.22	$0.26	$0.23	$0.23
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.